SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report: June 6, 1997       Date of Earliest Event Reported: May 30, 1997

                            FBL FINANCIAL GROUP, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                      Iowa
                 (State or Other Jurisdiction of Incorporation)

          1-11917                                       42-1411715
  (Commission File Number)                 (I.R.S. Employer Identification No.)

5400 University Avenue, West Des Moines, IA                     50266
  (Address of Principal Executive Offices)                    (Zip Code)

                                 (515) 225-5400
              (Registrant's Telephone Number, Including Area Code)





ITEM 5.  Other Events.

         On May 30, 1997, FBL Financial Group, Inc. (the "Company") participated in the sale of $100 million of trust securities issued by FBL Financial Group Capital Trust (the "Trust"), a newly created subsidiary business trust of the Company. The trust securities will pay cumulative cash distributions at an annual rate of 5%, payable quarterly beginning June 30, 1997. The entire issue of $97 million of trust preferred securities was acquired by the Company's majority shareholder, the Iowa Farm Bureau Federation, while the Company acquired $3 million of trust common securities.

         The sole purpose of the Trust is to issue its securities and invest the proceeds in an equivalent amount of 5% Subordinated Deferrable Interest Notes ("Subordinated Notes") issued by the Company. The Subordinated Notes will mature on June 30, 2047 (the "Stated Maturity Date").

         Simultaneously, the Company purchased from the Iowa Farm Bureau Federation for $100 million an outstanding issue of 5,000,000 voting shares of Series A Preferred Stock with a liquidation value of $100 million, and sold to the Iowa Farm Bureau Federation 5,000,000 voting shares of a new Series B Preferred Stock with a liquidation value of $3 million. Both the Series A Preferred Stock and Series B Preferred Stock pay annual dividends of 5% of the liquidation value.

         So long as no event of default with respect to the Subordinated Notes has occurred and is continuing, the Company has the right to defer payments of interest on the Subordinated Notes at any time and from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period, subject to certain requirements. If and for so long as interest payments on the Subordinated Notes are so deferred, distributions on the Capital Securities also will be deferred and the Company will not be permitted, subject to certain exceptions, to declare or pay any cash distributions with respect to the Company's capital stock (which includes Class A Common Stock, Class B Common Stock and Preferred Stock) or to make any payment with respect to debt securities of the Company that rank pari passu with or junior to the Subordinated Notes. During an Extension Period, interest on the Subordinated Notes will continue to accrue (and the amount of distributions to which holders of the trust securities are entitled will continue to accumulate) at the rate of 5% per annum.

         The Company has guaranteed the Trust's obligations under the Capital Securities.

         The Trust Preferred Securities will be subject to mandatory redemption, in whole but not in part, on the Stated Maturity Date upon repayment of the Subordinated Notes at a redemption price equal to the principal amount of the Subordinated Notes, plus accrued and unpaid interest.

         The trust preferred securities have not been registered under the Securities Act of 1993, as amended (the "Act"), and may not be offered or resold in the United States without registration under, or an applicable exemption from the registration requirements of the Act and applicable state securities laws.



ITEM 7.  Financial Statements and Exhibits.

     7(c)      Exhibits

         1 Preferred Securities Purchase Agreement dated May 30, 1997 between FBL Financial Group Capital Trust, FBL Financial Group, Inc. and the Iowa Farm Bureau Federation.


         3.1 Certificate of Designations of Series B Preferred Stock of FBL Financial Group, Inc., dated and effective May 30, 1997.

         4.2      Certificate of Trust.

         4.3 Declaration of Trust of FBL Financial Group Capital Trust dated May 30, 1997, including in Annex I thereto the form of Trust Preferred Security and the form of Trust Common Security.

         4.4. Subordinated Deferrable Interest Note Agreement dated May 30, 1997 between FBL Financial Group, Inc. and FBL Financial Group Capital Trust, including therein the form of Subordinated Deferrable Interest Note.

         4.5 Preferred Securities Guarantee Agreement of FBL Financial Group, Inc. dated May 30, 1997.




                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        FBL FINANCIAL GROUP, INC.


Date: June 6, 1997                      By /s/ James W. Noyce
                                           James W. Noyce
                                           Chief Financial Officer






                                  EXHIBIT INDEX


    Exhibit No.                         Description
    -----------                         -----------

         1 Preferred Securities Purchase Agreement dated May 30, 1997 between FBL Financial Group Capital Trust, FBL Financial Group, Inc. and the Iowa Farm Bureau Federation.

         3.1 Certificate of Designations of Series B Preferred Stock of FBL Financial Group, Inc., dated and effective May 30, 1997.

         4.2      Certificate of Trust.

         4.3 Declaration of Trust of FBL Financial Group Capital Trust dated May 30, 1997, including in Annex I thereto the form of Trust Preferred Security and the form of Trust Common Security.

         4.4. Subordinated Deferrable Interest Note Agreement dated May 30, 1997 between FBL Financial Group, Inc. and FBL Financial Group Capital Trust, including therein the form of Subordinated Deferrable Interest Note.

         4.5 Preferred Securities Guarantee Agreement of FBL Financial Group, Inc. dated May 30, 1997.